UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 17, 2013

Escalon Medical Corp.
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	000-20127	330272839
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

435 Devon Park Drive, Building 100, Wayne, Pennsylvania		19087
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-688-6830

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 17, 2013, our board appointed C. Sean Closkey, as a Class III director, filling the vacancy resulting from Jay Federman’s resignation. Mr. Closkey is the President of TRF Development Partners (TRF DP). TRF DP was established in 2006 as a non-profit real estate development company whose mission it is to develop affordable housing and stabilize distressed urban areas. TRF DP focuses its resources on creating quality affordable housing and urban redevelopment work in the Mid-Atlantic US. Prior to that Mr. Closkey was the Executive Vice President of The Reinvestment Fund (TRF) in Philadelphia, PA. TRF is one of the nation’s largest and most productive Community Development Financial Institutions. TRF has invested over $1 billion in low- and moderate-income communities to advance affordable housing, urban supermarkets, community health centers, charter schools and sustainable energy. Mr. Closkey was the Executive Director of The New Jersey Housing and Mortgage Finance Agency (NJ-HMFA), the nation’s 7th largest state housing finance agency, which controls $3.9 billion in assets. The Agency’s mission is to finance the development of affordable housing throughout the State of New Jersey.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Escalon Medical Corp.

May 22, 2013	By:	Richard DePiano, Jr

Name: Richard DePiano, Jr
Title: President